EXHIBIT 99.1

PRESS RELEASE

Fidelity National Financial, Inc. Reports Second Quarter 2004 EPS of $1.26

Jacksonville, Fla. — (July 22, 2004) — Fidelity National Financial, Inc. (NYSE:FNF), a Fortune 500 provider of products and outsourced services and solutions to financial institutions and the real estate industry, today reported operating results for the three-month period ended June 30, 2004.

2nd Quarter 2004	2nd Quarter 2003
Net Earnings	Net Earnings
$222.1 million	$248.3 million
$1.26 per diluted share	$1.62 per diluted share

•	The segment reporting of the company has been changed to be consistent with the operating structure of the company

•	Fidelity National Information Services (FIS), a wholly-owned subsidiary of FNF, has filed a registration statement to offer shares in an initial public offering

•	After the completion of the initial public offering, FIS will consist of Financial Institution Software and Services (FISS), Lender Outsourcing Solutions (LOS) and Information Services (IS); it will also have a Corporate and Other segment

•	After the completion of the FIS IPO and the spin-off of FNF’s remaining ownership in FIS, FNF will consist of the Title and Escrow and Specialty Insurance segments; it will also have a Corporate and Other segment

•	Operating revenue for the second quarter of 2004 was $2.2 billion, compared with $2.0 billion for the second quarter of 2003

•	Title and escrow revenue was $1.5 billion for the second quarter of 2004 versus $1.4 billion in the second quarter of 2003

•	Revenue from FISS, which includes the financial institution and mortgage processing businesses, was $300 million for the second quarter of 2004 versus $220 million for the second quarter of 2003

•	FISS gross organic revenue growth, including inter segment revenue, was 10.9 percent for the second quarter of 2004 over the second quarter of 2003

•	LOS revenue, which includes the loan facilitation services of LSI, outsourced default management services and the loan fulfillment and processing services for U.S. homebuilders, was $129 million for the second quarter of 2004 versus $155 million for the second quarter of 2003; LSI contributed $59 million and Default Management $58 million in revenue for the second quarter of 2004 versus $98 million for LSI and $46 million for Default Management in the second quarter of 2003

•	IS revenue, which includes property data such as real estate tax services, flood certifications and credit reporting and real estate-related services, such as valuation and appraisal services, 1031 exchange intermediary services and multiple listing services, was $145 million for the second quarter of 2004 compared with $147 million for the second quarter of 2003

•	Specialty Insurance contributed $58 million for the second quarter of 2004 versus $30 million in the second quarter of 2003

     The following tables provide segment financial information for the three months ended June 30, 2004 and June 30, 2003:

Three months ended June 30, 2004

	Title and				Specialty	Corporate
$ amounts in thousands	Escrow	FISS	LOS	IS	Insurance	and Other	Total
Gross Operating Revenue	$1,568,737	$319,148	$129,882	$156,859	$58,418	$13,004	$2,246,048
Inter Segment Eliminations	($34,676)	($19,525)	($615)	($11,696)	$0	$0	($66,512)

Net Operating Revenue	$1,534,061	$299,623	$129,267	$145,163	$58,418	$13,004	$2,179,536
Interest /Investment Income and Realized Gains/ (Losses)	$20,521	($15)	$170	$2,490	$707	$829	$24,702
Pre-Tax Income (Loss)	$259,803	$44,556	$35,095	$32,690	$7,827	($19,933)	$360,038
Gross Pre-Tax Margin	16.4%	14.0%	27.0%	20.5%	13.2%	—	15.9%
Net Pre-Tax Margin	16.7%	14.9%	27.1%	22.1%	13.2%	—	16.3%

Three months ended June 30, 2003

	Title and				Specialty	Corporate
$ amounts in thousands	Escrow	FISS	LOS	IS	Insurance	and Other	Total
Gross Operating Revenue	$1,457,066	$219,756	$154,456	$160,913	$30,456	$15,482	$2,038,129
Inter Segment Eliminations	($65,652)	($242)	$107	($13,932)	$0	$0	($79,719)
Net Operating Revenue	$1,391,414	$219,514	$154,563	$146,981	$30,456	$15,482	$1,958,410
Interest/Investment Income and Realized Gains/ (Losses)	$43,994	($113)	$468	$122	$536	$2,884	$47,891

Pre-Tax Income (Loss)	$311,885	$32,364	$47,958	$28,259	$5,555	($13,992)	$412,029
Pre-Tax Margin (Gross)	20.8%	14.7%	31.0%	17.6%	17.9%	—	19.8%
Pre-Tax Margin (Net)	21.7%	14.8%	30.9%	19.2%	17.9%	—	20.5%

*	The inter segment eliminations for the FISS, LOS and IS segments represent revenue from the Title and Escrow segment

     “This was another solid quarter for FNF, with $222 million in net earnings and cash flow from operations of $402 million,” said Chairman and Chief Executive Officer William P. Foley, II. “The pre-tax margins in the title business increased, as we expected, from the first quarter of this year, our financial institution software and services business reached more than $319 million in revenue for the quarter, our default management business continued to capitalize on the revenue synergy with our mortgage servicing platform and we also continued to increase the pre-tax margins in our information businesses, despite a slowing mortgage market.”

     The following table depicts monthly direct orders opened and closed for the second quarter of both 2004 and 2003:

Month	Direct Orders Opened	Direct Orders Closed	Closing %
April 2004	348,500	278,900	80%
May 2004	284,300	251,000	88%
June 2004	292,400	242,000	83%

Month	Direct Orders Opened	Direct Orders Closed	Closing %
Second Quarter 2004	925,200	771,900	83%

April 2003	458,000	344,700	75%
May 2003	561,900	331,500	59%
June 2003	653,700	360,400	55%

Second Quarter 2003	1,673,600	1,036,600	62%

     “Order volumes remain strong by historical standards, but they have certainly slowed from their peak in the refinance driven market of 2003,” said President Randy Quirk. “In our title business, we are now focused on cutting costs and maximizing profitability in a purchase driven market.”

     Fidelity National Financial, Inc., number 262 on the Fortune 500, is a provider of products and outsourced services and solutions to financial institutions and the real estate industry. The Company had total revenue of more than $7.7 billion and earned more than $860 million in 2003, with cash flow from operations of nearly $1.3 billion for that same period. FNF is a leading provider of information-based technology solutions and processing services to financial institutions and the mortgage and financial services industries through its subsidiary Fidelity Information Services, Inc. Fidelity Information Services’ software processes nearly 50 percent of all U. S. residential mortgages, it has processing and technology relationships with 45 of the top 50 U. S. banks and has clients in more than 50 countries who rely on its processing and outsourcing products and services. Additionally, FNF is the nation’s largest title insurance company and also provides other real estate-related services such as escrow, flood and tax certifications with life of loan monitoring, merged credit reporting, property valuations and appraisals, default management, relocation services, flood, homeowners and home warranty insurance, exchange intermediary services, mortgage loan aggregation and fulfillment, multiple listing services software, mortgage loan origination software, collateral scoring analytics and real property data. More information about the FNF family of companies can be found at www.fnf.com and www.fidelityinfoservices.com.

     This press release contains statements related to future events and expectations and, as such, constitutes forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be different from those expressed or implied above. The Company expressly disclaims any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition and other risks detailed from time to time in the “Management’s Discussion and Analysis” section of the Company’s Form 10-K and other reports and filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.

CONTACT: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In thousands, except per share amounts and order information)

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Operating revenue	$2,179,536	$1,958,410	$3,989,354	$3,371,596
Interest and investment income	16,024	14,637	30,551	31,694
Realized gains and losses	8,678	33,254	21,151	39,887

Total revenue	2,204,238	2,006,301	4,041,056	3,443,177
Personnel costs	721,537	667,486	1,358,133	1,114,642
Other operating expenses	514,281	444,254	930,432	759,863
Agent commissions	529,974	406,666	1,004,338	793,879
Claim loss expense	66,963	64,995	125,883	113,379
Interest expense	11,445	10,871	19,377	18,931

Total expenses	1,844,200	1,594,272	3,438,163	2,800,694
Earnings before income taxes	360,038	412,029	602,893	642,483
Income tax expense	136,814	156,572	229,099	241,781
Minority interest	1,171	7,168	1,500	12,440

Net earnings	$222,053	$248,289	$372,294	$388,262

Net earnings per share – basic	$1.29	$1.67	$2.19	$2.76

Net earnings per share – diluted	$1.26	$1.62	$2.12	$2.68

Weighted average shares – basic	171,551	148,339	169,981	140,429

Weighted average shares – diluted	176,754	153,212	175,331	144,966

Direct operations orders opened	925,200	1,673,600	1,980,800	2,929,900
Direct operations orders closed	771,900	1,036,600	1,415,000	1,783,500
Fee Per File	$1,177	$959	$1,143	$961

SUMMARY BALANCE SHEET INFORMATION
(In thousands, except per share amounts)

	June 30,	December 31,
	2004	2003
	(Unaudited)
Cash and investment portfolio	$3,658,374	$3,149,472
Goodwill	2,432,650	1,926,478
Capitalized software	345,473	290,108
Other intangible assets	553,884	529,716
Total assets	8,574,985	7,263,175
Notes payable	848,384	659,186
Reserve for claim losses	984,882	940,217
Secured trust deposits	1,003,964	671,882
Total equity	4,447,257	3,873,359
Book value per share	25.61	23.50

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